                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to ss.240.14a-12

                              Concord Camera Corp.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):
         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  1) Title of each class of securities to which transaction applies:

                           -----------------------------------------------------

                  2) Aggregate number of securities to which transaction applies:

                           -----------------------------------------------------

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                           -----------------------------------------------------

                  4)       Proposed maximum aggregate value of transaction:

                           -----------------------------------------------------

                  (5)      Total fee paid:

                           -----------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount previously paid:

                           -----------------------------------------------------

                  2)       Form, Schedule or Registration Statement No.:

                           -----------------------------------------------------

                  3)       Filing Party:

                           -----------------------------------------------------

                  4)       Date Filed:

                           -----------------------------------------------------

                              CONCORD CAMERA CORP.
                            4000 Hollywood Boulevard
                  Presidential Circle - 6th Floor, North Tower
                            Hollywood, Florida 33021

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 21, 2003



         The Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") will be held at the Westin Diplomat Resort & Spa, 3555 South Ocean Drive, Hollywood, Florida 33019, on January 21, 2003, at 10:00 a.m., local time, for the following purposes:

         1.       To elect directors for the ensuing year;

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 28, 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on December 2, 2002 are entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         Please sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Management asks that you do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                        By Order of the Board of Directors



                                        Brian F. King
                                        Secretary


Hollywood, Florida
December 11, 2002

                              CONCORD CAMERA CORP.

                                   ----------

                                PROXY STATEMENT
                            dated December 11, 2002

                                   ----------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                      to be held Tuesday, January 21, 2003

This Proxy Statement is furnished by the Board of Directors (the "Board") of CONCORD CAMERA CORP. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders which will be held at the Westin Diplomat Resort & Spa, 3555 South Ocean Drive, Hollywood, Florida 33019 on January 21, 2003, at 10:00 a.m., local time, and all adjournments thereof (the "Annual Meeting").

The Board has fixed the close of business on December 2, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of that date, there were issued and outstanding 27,914,832 shares of common stock, no par value (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of holders of a majority of all the outstanding Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e., Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve a proposal.

Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by: (i) written notice to the Company, Attention: Secretary; (ii) execution of a subsequent proxy; or
(iii) attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares of Common Stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for "broker non-votes" described above), shares of Common Stock represented by proxies will be voted: (i) FOR the election of management's nominees for directors; (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 28, 2003 ("Fiscal 2003"); and (iii) in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting.

All information in this Proxy Statement gives effect to a two-for-one stock split effective on April 14, 2000 to shareholders of record on March 27, 2000.

The Company's executive offices are located at 4000 Hollywood Boulevard, Presidential Circle - 6th Floor, North Tower, Hollywood, Florida 33021. Mailing to shareholders of this Proxy Statement, the accompanying form of proxy, and the Company's Annual Report to Shareholders for the fiscal year ended June 29, 2002 ("Fiscal 2002") will commence on or about December 12, 2002.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

Nominees for Election of Directors

Pursuant to Article III of the Company's By-laws, as amended, the Board has fixed the number of directors constituting the entire Board at six. All six directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share of Common Stock held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR each of the nominees. It is intended that proxies that do not withhold the authority to vote for the nominees will be voted FOR each of the nominees.

The following sets forth information with respect to each nominee for director, all of whom are currently serving as directors of the Company. The information has been furnished to the Company by the individuals named.

                                                Year First
                                                 Elected/
                                                Nominated
    Name of Nominee                 Age          Director      Positions and Offices with the Company
    ---------------                 ---          --------      --------------------------------------
    Ira B. Lampert                  57             1993        Chairman of the Board, Chief Executive
                                                               Officer and President
    Ronald S. Cooper                64             2000        Director
    Morris H. Gindi                 58             1988        Director
    J. David Hakman                 61             1993        Director
    William J. Lloyd                63             2000        Director
    William J. O'Neill, Jr.         60             2001        Director

Ira B. Lampert has been the Chairman and Chief Executive Officer of the Company since July 13, 1994. For the calendar year 1995 and again from July 31, 1998 through the present, Mr. Lampert also served as President of the Company. Mr. Lampert is a member of the Queens College Foundation Board of Trustees of the City University of New York, is a member of the Advisory Board of the Boys & Girls Republic, a nonprofit organization for underprivileged children, and serves on the Board of Directors of the Mount Sinai Medical Center Foundation.

Ronald S. Cooper has been a director of the Company since January 2000. Mr. Cooper is a co-founder and principal of LARC Strategic Concepts, LLC, a consulting firm focusing on emerging growth companies. Mr. Cooper retired from Ernst & Young LLP in September 1998, having joined the firm in 1962. He became a partner in 1973 and was Managing Partner of the firm's Long Island office from 1985 until he retired. He is also a director of Frontline Capital Group, a publicly traded e-commerce company.

Morris H. Gindi has been a director of the Company since 1988. Mr. Gindi has served as the Chief Executive Officer of Notra Trading Inc., an import agent in the home textiles industry, since 1983 and as Chief Executive Officer of Morgan Home Fashions, a manufacturer and distributor of home textiles, since 1995.

J. David Hakman has been a director of the Company since 1993. Mr. Hakman owns Hakman Capital Corporation, an investment and merchant banking concern, a subsidiary of which is a member of the National Association of Securities Dealers, Inc. In addition, Mr. Hakman is a director of Hanover Direct, Inc., a direct marketing business.

William J. Lloyd has been a director of the Company since May 2000. Mr. Lloyd is founder and President of Inwit, Inc., a technology consulting firm. He has been working with a law firm and other clients in the San Diego, California area, primarily with respect to patents and other technical matters, since March 2002. From November 2000 to February 2002, he was Executive Vice President and Chief Technology Officer of Gemplus International, a leading smart card solutions provider for telecommunications, financial services and e-business security. Prior to joining Gemplus, Mr. Lloyd was Co-Chief Executive Officer of Phogenix Imaging, LLC, a Hewlett-Packard/Kodak joint venture. From 1969 to 2000, Mr. Lloyd held various management positions at Hewlett-Packard, most recently as Vice President, Chief Technology Officer for its Digital Media Solutions and Personal Appliances and Services.

William J. O'Neill, Jr. has been a director of the Company since August 2001. Mr. O'Neill is a founder and principal of O'Neill Group, Inc., a consulting firm focused on developing business strategies, operational execution, financial evaluations and fundraising activities. From 1969 to 1999, Mr. O'Neill held various management positions at Polaroid Corporation ("Polaroid"), most recently as Executive Vice President and President, Corporate Business Development. In July 2001, he was appointed as Dean of the Frank Sawyer School of Management at Suffolk University in Boston, Massachusetts.

Meetings and Committees of the Board of Directors

In Fiscal 2002, the Board held four meetings. The Board has an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee, a Director Affairs Committee and a Marketing and Product Development Committee.

The Audit Committee, consisting of Ronald S. Cooper (Chairman), Morris H. Gindi and William J. O'Neill, Jr., reviews and reports to the Board with respect to various auditing and accounting matters including recommendations to the Board as to the selection of the Company's independent auditors, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent auditors. See the "Audit Committee Report" below. The Audit Committee held ten meetings in Fiscal 2002.

The Compensation and Stock Option Committee, consisting of William J. O'Neill, Jr. (Chairman) and Ronald S. Cooper, reviews, approves and makes recommendations to the Board regarding executive compensation. See the "Compensation Committee Report on Executive Compensation" below. The Compensation and Stock Option Committee held five meetings in Fiscal 2002.

The Director Affairs Committee, consisting of Ira B. Lampert (Chairman) and J. David Hakman, recommends to the Board those persons who will be invited to stand for election to the Board as management nominees at any and all ensuing meetings of the shareholders of the Company. The Director Affairs Committee held one meeting in Fiscal 2002. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Director Affairs Committee,
Attention: Chairman, c/o Concord Camera Corp., Presidential Circle - 6th Floor, North Tower, 4000 Hollywood Boulevard, Hollywood, Florida 33021.

In Fiscal 2002, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees on which they served.

Director Compensation

During Fiscal 2002, each non-employee member of the Board was paid the following: (i) an annual fee of $12,000 for serving on the Board; (ii) a $2,500 annual fee for each Board committee on which he served ($3,500 for serving as Chairman); and (iii) $1,000 for each Board or committee meeting attended. The annual fee payable to each non-employee Board member for serving on the Board was voluntarily reduced from $15,000 to $12,000 effective as of the beginning of Fiscal 2002.

In addition, pursuant to the Company's 1993 Incentive Plan, each non-employee director automatically receives the following options to purchase shares of the Common Stock. Upon appointment to the Board, each non-employee director receives: (i) an option to purchase up to 40,000 shares, vesting as to 8,000 shares on the following January 1 and on each January 1 thereafter (provided that, if a director fails to attend at least 75% of the Board meetings in any calendar year, then the options that would have vested on the next January 1 are forfeited); and (ii) an immediately exercisable option to purchase 13,000 shares. On each anniversary of his appointment, each non-employee director receives another immediately exercisable option to purchase 13,000 shares. All of the foregoing options have an exercise price equal to the closing price of the Common Stock on the date of grant and expire on the earlier of: (i) five years from the grant date; or (ii) one year after the recipient ceases to be a member of the Board.

The Company's directors participated in the exchange offer described below under the caption "Stock Options" and exchanged their outstanding options having an exercise price of more than $7.00 per share for new options to purchase 75% of the shares subject to the old options, at an exercise price at $5.97 per share.

Effective July 19, 2001, the Company amended the outstanding, fully vested options held by three former directors to permit such options to be exercised until their stated expiration date, in light of the valuable years of advice and service that had been provided during the eight-to-ten years of their tenure as members of the Board. These former directors also participated in the exchange offer described below under the caption "Stock Options."

Executive Officers

Set forth below is the name, and age as of December 12, 2002, of each of the Company's executive officers and each person chosen to become an executive officer, together with certain biographical information for each of them (other than Ira B. Lampert, for whom biographical information is provided above under "Nominees for Election of Directors"):

Name of Executive Officer        Age        Positions and Offices with the Company
-------------------------        ---        --------------------------------------
Ira B. Lampert                    57        Chairman of the Board, Chief Executive Officer and President
Gerald J. Angeli                  50        Vice President of Worldwide Engineering and Technology
Richard M. Finkbeiner             56        Senior Vice President and Chief Financial Officer
Brian F. King                     49        Senior Executive Vice President, Chief Operating Officer and Secretary
Keith L. Lampert                  32        Executive Vice President and Director of Worldwide Operations of the Company; Managing
                                            Director of Concord Camera HK Limited ("Concord HK")
Joseph Leonardo*                  56        Vice President and Director of Manufacturing Operations of the Company; Deputy
                                            Managing Director of Concord HK
Harlan I. Press                   38        Vice President, Treasurer and Assistant Secretary
Urs W. Stampfli                   51        Senior Vice President and Director of Global Sales and Marketing
David M. Wand*                    48        Vice President and Director of Worldwide Supply Chain and Information Technology

----------
* When certain organizational changes become effective on January 1, 2003, Messrs. Leonardo and Wand will become executive officers of the Company.

Gerald J. Angeli joined the Company in April 2000 as Vice President, OEM Product Supply. Since March 2001, he has served as the Company's Vice President of Worldwide Engineering and Technology. From July 1997 to April 2000, Mr. Angeli was Vice President, Global Manufacturing and Products Supply for NCR Corporation's Systemedia Group, where he was responsible for manufacturing, customer service, distribution and logistics. Before that, Mr. Angeli was employed by Kodak for 20 years in various capacities, most recently as Manager of Worldwide Manufacturing and Supply Chain and Vice President, Consumer Imaging.

Richard M. Finkbeiner joined the Company in July 2002 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Finkbeiner was Corporate Vice President and Chief Financial Officer of Menasha Corporation, a $1 billion privately owned manufacturing and services company. He was Executive Vice President and Chief Financial Officer of Creative Computers, Inc., a publicly-traded reseller of computer equipment, from 1996 until he joined Menasha in 1998. Mr. Finkbeiner has been Chief Financial Officer for several other companies and spent 12 years with Hallmark Cards. He has an M.S. degree in Applied Math, an M.B.A., and a C.P.A. certificate.

Brian F. King has been Senior Executive Vice President and Chief Operating Officer of the Company since February 2002, having served as Senior Vice President of the Company from August 1998 to February 2002. In addition, Mr. King has served as Secretary of the Company since August 1996 and served as Managing Director of Concord HK from August 1996 through April 2000. Mr. King served as the Company's Vice President of Corporate and Strategic Development from June 1996 to August 1998. Effective January 1, 2003, Mr. King will relinquish his role as Chief Operating Officer to assume responsibility for all aspects of the Company's corporate development, including strategic planning, mergers, acquisitions and strategic alliances, investor relations, the corporate legal department and information technology.

Keith L. Lampert, who is a son of Ira B. Lampert, has been Executive Vice President and Director of Worldwide Operations of the Company since February 2002 and Managing Director of Concord HK since April 2000. From March 2001 to February 2002, Mr. Lampert also served as the Company's Vice President of Worldwide Operations. He became a Vice President of the Company in August 1998, having joined the Company in 1993. Among other things, Mr. Lampert is responsible for the Company's operations in Hong Kong and the People's Republic of China. Effective January 1, 2003, Mr. Lampert will assume the additional role of Chief Operating Officer of the Company. At such time, he will resign from his post as Managing Director of Concord HK.

Joseph Leonardo has been selected, effective January 1, 2003, as Vice President and Director of Operations for the Company and Managing Director of Concord HK. Mr. Leonardo has been Vice President and Director of Manufacturing Operations for the Company and Deputy Managing Director of Concord HK since February 2002, having served as Vice President and Director of Operations for Concord HK since January 2001. From January 1998 to January 2001, Mr. Leonardo was the Company's Director of Manufacturing. Prior to joining the Company, he was Vice President of Manufacturing for MicroE, Inc. from February 1996 to November 1997. Mr. Leonardo has over 30 years of experience in manufacturing, having held manufacturing-related management positions at companies such as Polaroid and Bausch & Lomb Incorporated.

Harlan I. Press has been Vice President and Treasurer since April 2000, Chief Accounting Officer since November 1994, and Assistant Secretary of the Company since October 1996. Mr. Press served as the Corporate Controller of the Company from October 1996 through April 2000. Mr. Press is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Financial Executives Institute.

Urs W. Stampfli has been Senior Vice President since February 2002 and Director of Global Sales and Marketing for the Company since April 2000. Mr. Stampfli joined the Company in May 1998, as Director of Global Sales and Marketing, and became a Vice President of the Company in April 2000. From 1990 to April 1998, Mr. Stampfli was Vice President, Marketing, Photo Imaging Systems of Agfa Division, Bayer Corporation.

David M. Wand has been Vice President and Director of Worldwide Supply Chain and Information Technology for the Company since February 2002, having served as Concord HK's Director of Supply Chain and Information Systems since January 1999. From December 1996, when Mr. Wand first joined the Company, until January 1999, he was Materials Director of Supply Chain for Concord HK. Prior to joining the Company, Mr. Wand was with Andersen Consulting for two years, and EDS for ten years, where he was responsible for implementing reengineering projects associated with the supply chain and information technology functions.

Executive Compensation

The following table contains certain information regarding aggregate compensation paid or accrued by the Company during Fiscal 2002 to the Chief Executive Officer and to each of the other four highest paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation
                                                  Annual Compensation                     Awards
                                        -------------------------------------------------------------
                                                                                          Shares
                                                                   Other Annual         Underlying      All Other
Name and                       Fiscal     Salary         Bonus**   Compensation           Options     Compensation
Principal Position              Year       ($)             ($)          ($)                 (#)            ($)
------------------             ------   -----------------------------------------------------------------------------
Ira B. Lampert                  2002     $920,833*            --       $681,110(1)         263,004(6)     $960,447(8)
  Chairman, Chief               2001      969,444        860,686        686,555(1)              --         961,524(8)
  Executive Officer             2000      704,167        400,000        596,586(1)         350,672(7)      487,267(9)
  and President

Brian F. King                   2002      400,000*            --         (7,177)(2)        127,260(6)      375,372(10)
  Senior Executive Vice         2001      425,000        444,809        132,970(2)              --         385,807(10)
  President and Chief           2000      327,147        175,000         95,249(2)         169,680(7)      123,148(11)
  Operating Officer

Keith L. Lampert                2002      225,000*            --        228,968(3)          76,356(6)      170,973(12)
  Executive Vice President      2001      240,000        281,639        214,908(3)              --         229,868(12)
  and Director of Worldwide     2000      204,601        100,000        144,174(3)         101,808(7)       83,520(11)
  Operations;
  Managing Director
  of Concord HK

Urs W. Stampfli                 2002      210,500*            --         12,000(4)          18,665(6)       44,276(13)
  Senior Vice President and     2001      223,650        155,282         12,000(4)              --          44,647(13)
  Director of Global            2000      192,500         45,000         12,000(4)          24,886(7)        7,245(14)
  Sales and Marketing

Gerald J. Angeli                2002      190,000             --         37,000(5)          67,500(6)       22,051(15)
  Vice President of             2001      190,000         20,000         12,000(4)              --          10,000(16)
  Worldwide Engineering and     2000       47,500             --          3,000(4)          90,000(7)           --
  Technology

----------
(*) In light of the cost-cutting measures undertaken by the Company, these executive officers all voluntarily agreed to a decrease in their base salaries of approximately 11% effective as of July 1, 2001 (the beginning of Fiscal 2002). Keith Lampert and Urs Stampfli subsequently received salary increases effective as of their promotions in 2002. See "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

(**) Represents bonuses determined and paid by the Company in the fiscal year, based on the Company's and the executive's performance in the previous fiscal year. No bonuses were awarded with respect to Fiscal 2002 or Fiscal 2001.

(1) Includes: (a) auto allowances and costs, partial housing costs and reimbursement of taxes, respectively, of $30,714, $48,000 and $93,789 in Fiscal 2002, $30,808, $47,797 and $99,325 in Fiscal 2001, and
         $35,911, $48,000 and $99,430 for Fiscal 2000; and (b) the yearly credit under the Lampert SERP (described below under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements") of $500,000 in Fiscal 2002 and 2001, and $400,000 in Fiscal 2000.

(2) For Fiscal 2002, this represents $18,000 in auto allowance paid, less Hong Kong tax reimbursements of $25,177 repaid by Mr. King to the Company. For Fiscal 2001, this represents $108,142 paid by the Company pursuant to the Company's Executive Management Tax Equalization Policy for executives stationed overseas, $18,000 in auto allowance, and $6,828 in overseas housing costs. For Fiscal 2000, this includes $71,367 in overseas housing costs and $18,000 in auto allowance paid by the Company.

(3) Includes: (a) amounts paid pursuant to the Company's Executive Management Tax Equalization Policy of $89,519 in Fiscal 2002, $102,518 in Fiscal 2001, and $34,213 in Fiscal 2000; (b) an overseas allowance of $25,000 per annum; and (c) overseas housing costs of $111,826 in Fiscal 2002, $82,969 in Fiscal 2001 and $82,052 in Fiscal 2000.

(4)      Represents auto allowances paid.

(5) Represents a $25,000 overseas allowance and $12,000 in auto allowance paid.

(6) This stock option was granted on October 17, 2001 in connection with the Company's exchange offer (described under "Stock Options" below), in exchange for the stock option granted in Fiscal 2000 which has been cancelled.

(7)      As indicated in footnote 6, this stock option has been cancelled.

(8) Represents: (a) $516,666 of the April 19, 2000 grant of deferred compensation that vested in each of these fiscal years, as described under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below; (b) payments by the Company for insurance premiums of $27,838 in Fiscal 2002 and $39,975 in Fiscal 2001; (c) in Fiscal 2002, payments by the Company for companion travel; and (d) $404,883 repaid to Ira B. Lampert in Fiscal 2002 and Fiscal 2001 as deferred compensation pursuant to the conditional release program (described under "Certain Relationships and Related Transactions" below) because he prepaid the total amount of the indebtedness before it was scheduled to be forgiven by the Company.

(9) Includes: (a) $452,371 of indebtedness forgiven (including principal and interest) by the Company as part of the conditional release program described under "Certain Relationships and Related Transactions" below; and (b) payments by the Company for insurance premiums.

(10) Represents: (a) the amount of the April 19, 2000 grant of deferred compensation that vested in the fiscal year, as described under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below; (b) payments by the Company for insurance premiums; and (c) $122,714 and $133,419 repaid to Brian F. King in Fiscal 2002 and Fiscal 2001, respectively, as deferred compensation pursuant to the conditional release program (described under "Certain Relationships and Related Transactions" below) because he prepaid the total amount of the indebtedness before it was scheduled to be forgiven by the Company.

(11) Represents: (a) indebtedness forgiven (including principal and interest) by the Company in Fiscal 2000, in the amount of $120,632 for Brian King and $82,935 for Keith L. Lampert, respectively, as part of the conditional release program described under "Certain Relationships and Related Transactions" below; and (b) payments by the Company for insurance premiums.

(12) Represents: (a) the amount of the April 19, 2000 grant of deferred compensation that vested in the fiscal year, as described under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below; (b) payments by the Company for insurance premiums; and (c) $83,321 and $78,858 repaid to Keith L. Lampert in Fiscal 2002 and Fiscal 2001, respectively, as deferred compensation pursuant to the conditional release program (described under "Certain Relationships and Related Transactions" below) because he prepaid the total amount of the indebtedness before it was scheduled to be forgiven by the Company.

(13) Represents the amount of the April 19, 2000 grant of deferred compensation that vested in the fiscal year, as described under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below, and insurance premiums paid by the Company.

(14)     Represents insurance premiums paid by the Company.

(15) Represents: (a) the amount of deferred compensation that vested in Fiscal 2002, as described under "Executive Employment Contracts, Termination of Employment and Change in Control Arrangements" below;
         (b) $10,000 in debt forgiven pursuant to Mr. Angeli's Terms of Employment; and (c) payments by the Company for insurance premiums.

(16) Represents $10,000 in debt forgiven pursuant to Mr. Angeli's Terms of Employment.

Stock Options

The following table sets forth information concerning stock option grants made during Fiscal 2002 to the executive officers named in the "Summary Compensation Table." All of these grants were made in connection with the Company's exchange offer (described below), in exchange for stock options that had been granted in Fiscal 2000. The options received in Fiscal 2000 were surrendered and cancelled in exchange for the options granted in Fiscal 2002.

                       Stock Option Grants in Fiscal 2002

                                                                            Value at      Potential Realizable
                                                                              Grant         Value at Assumed
                                      % of Total                              Date       Annual Rates of Stock
                        Number of      Options      Exercise                 Market        Price Appreciation
                         Shares       Granted to     Price                    Price          for Option Term
                       Underlying     Employees       Per                   -----------------------------------
                         Options          in         Share     Expiration      0%           5%          10%
Name                     Granted     Fiscal 2002      ($)         Date         ($)         ($)          ($)
---------------------------------------------------------------------------------------------------------------
Ira B. Lampert            263,004(1)     17.8        $5.97      04/23/10       --        $987,449    $2,502,389
Brian F. King             127,260(1)      8.6         5.97      04/23/10       --         477,798     1,210,833
Keith L. Lampert           76,356(1)      5.2         5.97      04/23/10       --         286,679       726,500
Urs W. Stampfli            18,665(1)      1.3         5.97      04/23/10       --          70,078       177,591
Gerald J. Angeli           67,500(2)      4.6         5.97      04/16/10       --         253,429       642,238

----------
(1) The stock option vested immediately as to 146,113 shares under Ira B. Lampert's option, 70,700 shares under Brian King's option, 42,420 shares under Keith Lampert's option, and 10,369 shares under Urs Stampfli's option, with the balance vesting in two equal annual installments on January 1, 2002 and January 1, 2003.

(2) This option vested immediately as to 22,500 shares and as to 22,500 shares on April 17, 2002, with the balance to vest on April 17, 2003.


The following table sets forth information concerning stock option exercises during Fiscal 2002 by each of the executive officers named in the "Summary Compensation Table" and the fiscal year-end value of unexercised options held by such officers, based on the closing price of $5.101 for the Common Stock on June 28, 2002.

                Aggregated Stock Option Exercises in Fiscal 2002
                       and Fiscal Year-End Option Values

                                                     Number of Shares Underlying          Value of Unexercised
                        Shares                        Unexercised Options at FY           In-the-Money Options
                       Acquired                                End (#)                       at FY End ($)
                          on          Value         --------------------------------------------------------------
Name                 Exercise (#)  Realized ($)      Exercisable    Unexercisable     Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------
Ira B. Lampert          25,000*      $172,344*       1,466,558            58,446      $5,052,181          --
Brian F. King               --             --          485,646            28,280       1,526,342          --
Keith L. Lampert         5,000*        24,269*         344,388            16,968       1,139,354          --
Urs W. Stampfli             --             --           74,517             4,148         141,060          --
Gerald J. Angeli            --             --           45,000            22,500              --          --

----------
* None of the shares acquired upon these exercises have been sold; the executives exercised these options and held the shares so acquired.

On August 28, 2001, the Company launched an offer to exchange outstanding stock options with an exercise price of more than $7.00 per share for new options to purchase 75% of the shares subject to the outstanding options at an exercise price of $5.97 per share (the closing price of the Common Stock as reported on the Nasdaq National Market on the date the Board approved the exchange offer). The exchange offer expired on October 16, 2001. The Company accepted for exchange and cancelled a total of 1,375,876 shares of Common Stock and issued new options to purchase a total of 1,031,908 shares of Common Stock in exchange for the cancelled options.

The following table sets forth certain information regarding the participation of any of our executive officers in the Company's repricing of stock options and/or stock appreciation rights ("SARs") during the last ten completed fiscal years.

                Ten-Year Stock Option/SAR Repricing Information

                                                                                                   Length of
                                          Number of                                                 Original
                                           Shares      Market Price                                Option Term
                                         Underlying     of Stock at      Exercise        New      Remaining at
                                        Options/SARs      Time of     Price at Time   Exercise       Date of
                                         Repriced or   Repricing or    of Repricing   Price per   Repricing or
                                           Amended       Amendment     or Amendment     Share       Amendment
  Name                    Date               (#)            ($)            ($)           ($)       (in years)
  ------------------------------------------------------------------------------------------------------------
  Ira B. Lampert        09/09/94(1)          680,000           2.00          2.5625        2.00      8.84
                        --------------------------------------------------------------------------------------
                        12/22/96(2)          255,000         0.9063            2.00        1.00      6.56
                                             127,500         0.9063            2.00        1.25      6.56
                                             127,500         0.9063            2.00        1.50      6.56
                        --------------------------------------------------------------------------------------
                        12/22/96(2)          195,000         0.9063            2.00        1.00      7.78
                                              97,500         0.9063            2.00        1.25      7.78
                                              97,500         0.9063            2.00        1.50      7.78
                        --------------------------------------------------------------------------------------
                        12/22/96(3)          490,000         0.9063             n/a      0.9063      8.67
                        --------------------------------------------------------------------------------------
                        10/17/01(4)          263,004           3.81         22.1875        5.97      8.52
                        --------------------------------------------------------------------------------------
  Brian F. King         12/22/96(2)           45,000         0.9063            2.00        1.00      9.38
                                              22,500         0.9063            2.00        1.25      9.38
                                              22,500         0.9063            2.00        1.50      9.38
                        --------------------------------------------------------------------------------------
                        12/22/96(3)           55,000         0.9063             n/a      0.9063      8.67
                        --------------------------------------------------------------------------------------
                        10/17/01(4)          127,260           3.81         22.1875        5.97      8.52
                        --------------------------------------------------------------------------------------
  Keith L. Lampert      10/17/01(4)           76,356           3.81         22.1875        5.97      8.52
                        --------------------------------------------------------------------------------------
  Urs W. Stampfli       10/17/01(4)           18,665           3.81         22.1875        5.97      8.52
                        --------------------------------------------------------------------------------------
  Gerald J. Angeli      10/17/01(4)           67,500           3.81           18.75        5.97      8.50
                        --------------------------------------------------------------------------------------

----------
(1) This option was surrendered and cancelled in exchange for the repriced option described next in this table.

(2) These options were issued in connection with an option repricing effected by the Company as of December 22, 1996, pursuant to which outstanding options with an exercise price of $2.00 (after adjustment for the two-for-one stock split effective on April 14, 2000) or more per share were exchanged for new options to purchase 75% of the shares subject to the old option.

(3) These are the options that were granted under the Management Equity Provisions of the 1993 Incentive Plan in lieu of contingent restricted stock. See "Certain Relationships and Related Transactions - Transactions under the Management Equity Provisions of the 1993 Incentive Plan" below.

(4) The options having a grant date of October 17, 2001 were issued in connection with the exchange offer described above. The exercise price of $5.97 per share was the closing price of the Common Stock as reported on the Nasdaq National Market on the date the Board approved the exchange offer.

Executive Employment Contracts, Termination of Employment and Change in Control Arrangements

Pursuant to the employment agreement between the Company and Ira B. Lampert dated as of May 1, 1997, as amended (the "Lampert Agreement"), Mr. Lampert serves in the capacities of Chairman, Chief Executive Officer and President of the Company. The Lampert Agreement provided for an annual salary of $900,000, which was voluntarily reduced effective as of July 1, 2001 to $800,000 per annum, has a term of four years and provides for the term of employment to be automatically extended for one additional day for each day of the term of employment during which neither party notifies the other that the term should not be extended. The Lampert Agreement prohibits Mr. Lampert from competing with the Company for a one-year period following the termination of his employment with the Company.

Pursuant to the Lampert Agreement, the Company adopted a supplemental executive retirement plan which was later amended and restated as of April 19, 2000 (the "Lampert SERP") for the benefit of Mr. Lampert. A specified amount, currently $500,000, is credited to the Lampert SERP account each year (the "Yearly Credit"). The Yearly Credits are 100% vested and not subject to forfeiture. Each time the Company credits a Yearly Credit to the Lampert SERP account, the Company simultaneously contributes an amount equal to such credit to a trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company pursuant to the Lampert SERP.

The Terms of Employment between the Company and Brian F. King, dated as of January 1, 2000 as amended, provided for an annual salary of $400,000, which increased to $450,000 effective January 1, 2001 and was voluntarily reduced effective as of July 1, 2001 to $400,000 per annum. The agreement expires on February 28, 2003, unless renewed by mutual agreement of the parties, and may be terminated on thirty days' notice by the Company at any time or by Mr. King after January 1, 2003. Under this agreement, if the Company terminates Mr. King's employment at any time without cause or if Mr. King terminates his employment after January 1, 2003, he is entitled to severance payments equal to one year's base salary plus his automobile allowance, and the deferred compensation described below. The agreement also prohibits Mr. King from competing with the Company for one year following the termination of his employment with the Company.

The Terms of Employment between the Company and Keith L. Lampert, dated as of November 11, 2002, provide for an annual salary of $260,000. Until January 1, 2003, Mr. Lampert also receives an overseas allowance of $25,000 per year. Upon his promotion to Chief Operating Officer effective January 1, 2003, his base salary will increase to $350,000, and he will no longer receive an overseas allowance. The agreement further provides that Mr. Lampert will be provided with housing at the Company's expense, and tax equalization in accordance with the Company's Executive Management Tax Equalization Policy, for so long as Mr. Lampert is on overseas assignment. The agreement expires on January 1, 2006, unless renewed by mutual agreement of the parties, and may be terminated by the Company on thirty days' notice. Under this agreement, if the Company terminates Mr. Lampert's employment at any time without cause or if Mr. Lampert terminates his employment after January 1, 2006, he is entitled to severance payments equal to one year's base salary plus any applicable overseas and auto allowances. The agreement also prohibits Mr. Lampert from competing with the Company for one year following the termination of his employment with the Company. In connection with his promotion to Chief Operating Officer, the Board also granted Keith Lampert an option to purchase 100,000 shares of the Company's common stock at $5.18 per share (the closing price on the grant date of November 11, 2002) with vesting in equal installments over three years from the grant date, approved a relocation package, and authorized a one-time grant of $100,000 in fully vested deferred compensation as an inducement for his repatriation to the United States. This grant of deferred compensation will be made effective as of January 1, 2003 (the effective date of Keith Lampert's promotion to Chief Operating Officer).

The Terms of Employment between the Company and Urs W. Stampfli, dated as of January 1, 2000 as amended, provided for an annual salary of $236,800 effective as of January 1, 2001, which was voluntarily reduced effective as of July 1, 2001 to $210,000 per annum, and increased to $235,000 effective as of his promotion on February 25, 2002. The agreement expires on February 28, 2003, unless renewed by mutual agreement of the parties, and may be terminated on thirty days' notice by the Company at any time or by Mr. Stampfli after January 1, 2003. Under this agreement, if the Company terminates Mr. Stampfli's employment at any time without cause or if Mr. Stampfli terminates his employment after January 1, 2003, he is entitled to severance payments equal to one year's base salary plus his automobile allowance and the deferred compensation described below. The agreement also prohibits Mr. Stampfli from competing with the Company for one year following the termination of his employment with the Company.

The Terms of Employment between the Company and Gerald J. Angeli, dated as of April 17 2000, as amended (the "Angeli Agreement"), provide for an annual salary of $190,000. The agreement also provides for an overseas allowance of $25,000 per year if Mr. Angeli spends at least six months in Hong Kong and the PRC, to be prorated for periods of less than six months overseas. It expires on April 17, 2003, unless renewed by mutual agreement of the parties, and may be terminated by either party on thirty days' notice. Under this agreement, if the Company terminates Mr. Angeli's employment without cause, he is entitled to severance payments equal to one month's base salary for each three months of his employment with the Company, up to a maximum of twelve months' base salary. The agreement also prohibits Mr. Angeli from competing with the Company for one year following the termination of his employment with the Company.

In connection with a one-time grant of deferred compensation to certain executive officers, effective as of April 19, 2000 the Company adopted a Supplemental Executive Retirement Plan and Agreement for the benefit of each of the following executive officers named in the "Summary Compensation Table:" Brian F. King, Keith L. Lampert and Urs W. Stampfli (the "Executive SERPs"). The Company simultaneously contributed the following amounts to trusts established for the purpose of holding funds to satisfy the Company's obligations under each of the Executive SERPs: (i) under the plan for Brian F. King, $750,000; (ii) under the plan for Keith L. Lampert, $450,000, and (iii) under the plan for Urs
W. Stampfli, $110,000. The amounts in the Executive SERP accounts vest, so long as the executive continues to be employed by the Company, in three equal annual installments beginning January 1, 2001 or immediately upon: (i) a change of control of the Company; or (ii) a termination of the executive's employment by the Company without cause. The Company simultaneously approved a one-time grant of deferred compensation to Ira B. Lampert in the amount of $1,549,999 with the same vesting schedule as under the Executive SERPs. The Lampert SERP includes appropriate terms to govern the one-time grant of deferred compensation to Mr. Lampert.

In connection with a one-time grant of deferred compensation to Gerald J. Angeli as of July 31, 2001, the Company adopted a Supplemental Executive Retirement Plan and Agreement (the "Angeli SERP") for the benefit of Mr. Angeli and contributed $115,000 to a trust established for the purpose of holding funds to satisfy its obligations under the Angeli SERP. The amounts in the Angeli SERP account vest, so long as Mr. Angeli continues to be employed by the Company, in five annual installments increasing from $11,500 on June 11, 2002 and 2003, to $23,000 on June 11, 2004 and $34,500 on June 11, 2005 and 2006.

Compensation Committee Report on Executive Compensation

The Compensation and Stock Option Committee of the Board (hereinafter, the "Committee") is comprised of two independent directors. The Committee seeks to ensure that the Company's compensation policies are designed and implemented to promote the goal of enhancing long-term shareholder value. The Committee believes that the key to achieving this goal is to attract, retain and motivate qualified and experienced executive officers and employees. The Committee therefore favors forms of compensation that encourage and reward long-term service to the Company, and enable those who succeed in building shareholder value to share in the value they have helped to create. As such, the Committee believes that critical components of compensation for executives are: (i) the award of stock options at the time the executive joins the Company and periodically thereafter and (ii) the payment of annual cash incentive compensation based upon the attainment by the Company of a specified return on equity set by the Board each fiscal year. The Committee continues to evaluate the critical components of executive compensation from time to time through the utilization of outside compensation consultants. The Committee believes that providing executives with opportunities to acquire significant stakes in the Company's growth and prosperity through the grant of stock options and other incentive awards will enable the Company to attract and retain qualified and experienced executive officers.

Executive Officers. Pursuant to the Company's By-laws as recently amended, compensation of the Chief Executive Officer ("CEO") and any executive officer having a familial relationship to the CEO is determined by a majority of the Company's independent directors (based on the Committee's recommendation) or by the Committee, in either case meeting in executive session. The compensation of all other executive officers is determined by the Committee.

In determining the appropriate level of compensation for the executive officers named in the "Summary Compensation Table," outside compensation consultants were engaged to obtain information and advice about competitive levels of compensation and particular compensation techniques used by public companies of comparable size (i.e., with comparable annual sales volume, market capital and/or assets) and survey data. After completing an internal recommendation and approval process involving the CEO and other executive officers, many factors are taken into consideration in determining an executive's compensation including: individual performance; the Company's financial performance; the compensation of executives at corporations of similar size and operations; years of service to the Company; the executive's responsibilities; the amount of time and travel required by the position; and the desire to encourage the long-term commitment of the executive. With respect to new executives, the results of any arms-length negotiations between the Company and such executive are also taken into consideration.

Executive officers may also participate in an annual incentive compensation pool ("AICP") equal to a percentage of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") or after-tax net income, provided that the Company's return on shareholders' equity is not less than a percentage established by the Board for each fiscal year. Although an AICP was established pursuant to the target established for Fiscal 2002, at the suggestion of senior management, the Committee decided that bonuses would not be awarded to any of the Company's executive officers with respect to Fiscal 2002 and that the amount established for that year's AICP would be carried forward into next year's potential AICP.

In addition, as part of the compensation package of each executive, the CEO recommends, and the Committee considers, the grant of stock options to each executive based on the above factors. For the reasons discussed above, it is the Committee's policy to make stock options as large a portion of an executive's total compensation package as is reasonable. Options are generally awarded to executive officers at the time that they join the Company and periodically thereafter, with vesting over a number of years.

Report on Repricing of Options. The only stock option grants during Fiscal 2002 to the executive officers named in the "Summary Compensation Table" were made in connection with the Company's October 2001 exchange offer, which is described in more detail under "Stock Options" above, in exchange for surrendering stock options that had been granted to them in Fiscal 2000. The options that had been granted to these executive officers in Fiscal 2000 were surrendered by them and cancelled in exchange for a new, repriced option to purchase 75% of the shares covered by the surrendered option. The Company offered directors and employees, including executive officers, the opportunity to participate in the exchange offer, as approved by the Company's Board of Directors. It determined that, with the exercise price of the stock options being far in excess of market values, the stock options did not provide the necessary incentive for the executive officers and other employees, and to simply grant additional options would not be appropriate.

Chief Executive Officer. In determining the appropriate level of compensation for the CEO, the Committee engaged the services of outside compensation consultants to obtain information and advice about competitive levels of compensation and particular compensation techniques used by public companies of comparable size (i.e., with comparable annual sales volume, market capital and/or assets) and survey data. The annual base salary of the CEO was not increased in Fiscal 2002. As discussed in greater detail elsewhere in this Proxy Statement, the CEO voluntarily agreed to have his base salary reduced, effective as of July 1, 2001, by $100,000 per annum to its prior level. See "Executive Compensation - Executive Employment Contracts, Termination of Employment and Change in Control Arrangements." The independent directors of the Board and/or the Committee, as the case may be, approve the CEO's compensation based on criteria such as: (i) the complex international structure and operations of the Company, which are equivalent to those of much larger international corporations; (ii) the parity of CEO pay with other executive officers of the Company and executive officers to be hired in the future; and (iii) the extensive worldwide travel and time requirements that the CEO position entails.

         William J. O'Neill, Jr., Chairman
         Ronald S. Cooper

Audit Committee Report

The Audit Committee of the Board (the "Audit Committee") is comprised of three independent directors, as independence is defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Audit Committee and the Board. The members of the Audit Committee are Messrs. Cooper, Gindi and O'Neill.

The Audit Committee has reviewed and reassessed the adequacy of its written charter, a copy of which was included as an appendix to the Company's Proxy Statement as filed on December 12, 2000 with the Securities and Exchange Commission ("SEC"). The Audit Committee expects to amend its charter in Fiscal 2003 to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and proposed Nasdaq Stock Market rules as they become effective.

The Audit Committee is primarily responsible for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. Pursuant to its Charter, the Audit Committee is authorized to: (i) establish and review the activities of the independent auditor; (ii) review and approve the format of the financial statements to be included in the annual report to shareholders; (iii) review recommendations of the independent auditor and responses of management; (iv) review and discuss the Company's financial reporting, loss exposures and asset control with the independent auditor and management; (v) review on a continual basis the activities, organizational structure and qualifications of the Company's internal audit function (which is currently outsourced); (vi) monitor the Company's program for compliance with policies on business ethics; (vii) annually obtain from the independent auditor a written delineation of its relationships and professional services, and take or recommend that the Board take, appropriate action to ensure the continuing independence of the independent auditor; (viii) review with the independent auditor and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's financial and accounting controls; (ix) review quarterly and annual financial statements of the Company to determine that the independent auditor does not take exception to the disclosure and content of the quarterly financial statements, and that it is satisfied with the disclosure and content of the annual financial statements; (x) inquire about significant risks and exposures to the Company and assess steps to minimize such risks; (xi) review with financial management of the Company and the independent auditor the results of their analysis of significant financial reporting issues and practices; (xii) review legal and regulatory matters that may have a material effect on the financial statements or Company compliance policies; (xiii) review any transactions among the Company, its subsidiaries and their employees or affiliates; (xiv) receive reports from the Company's compliance officer regarding related party transactions and compliance with corporate policies; and
(xv) direct and supervise any special investigations the Audit Committee deems necessary.

In conjunction with its activities during the Company's 2002 fiscal year, the Audit Committee reviewed and discussed the Company's quarterly unaudited and annual audited financial statements with management of the Company and its independent auditor. The members of the Audit Committee discussed the quarterly agreed upon procedures and annual audit procedures performed by the independent auditor in connection with the quarterly unaudited and annual audited financial statements with management of the Company and its independent auditor. The members of the Audit Committee also discussed with the Company's independent auditor the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended by Statement of Auditing Standards No. 90. In addition, the Audit Committee received from the Company's independent auditor the written disclosures and the letter required by Independence Standards Board No. 1, and discussed with the independent auditor the independent auditor's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the annual audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2002.

The Audit Committee has considered whether providing the non-audit services performed by its independent auditor is compatible with maintaining that firm's independence.

         Ronald S. Cooper, Chairman
         Morris H. Gindi
         William J. O'Neill, Jr.

Beneficial Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of November 30, 2002 about the beneficial ownership of our Common Stock by: (i) each person or group who we know beneficially owns more than 5% of our Common Stock; (ii) each director and each nominee for director; (iii) each executive officer named in the "Summary Compensation Table"; and (iv) all directors and executive officers as a group:

                                                                            Amount and Nature of         Percent
Name of Beneficial Owner                                                   Beneficial Ownership(1)     of Class(1)
------------------------                                                   -----------------------     -----------
(i) Beneficial Owners of More than 5% of the Common Stock

"MEP Group" of Company Officers or                                               3,213,634(2)             10.7%
Employees as described in (2) below

Awad Asset Management, Inc.                                                      3,572,150(3)             12.8%
    250 Park Avenue
    New York, New York 10177

Royce & Associates, LLC                                                          1,418,600(3)              5.1%
    1414 Avenue of the Americas
    New York, New York 10019

Prudential Financial, Inc.                                                       1,606,100(3)              5.8%
    751 Broad Street
    Newark, New Jersey 07102

(ii) Directors and Nominees

Ira B. Lampert                                                                   2,065,704(2)(4)           7.0%
Ronald S. Cooper                                                                    63,500(5)               *
Morris H. Gindi                                                                     69,500(6)               *
J. David Hakman                                                                    409,000(7)              1.5%
William J. Lloyd                                                                    53,750(8)               *
William J. O'Neill, Jr.                                                             42,000(9)               *

(iii) Named Executive Officers




Brian F. King                                                                      513,926(2)(10)          1.8%
Keith L. Lampert                                                                   426,356(2)(11)          1.5%
Gerald J. Angeli                                                                    46,200(12)              *
Urs W. Stampfli                                                                     88,665(13)              *

(iv) All executive officers and directors as a group (12 persons)                3,986,249                13.1%

----------
*        Indicates less than one percent (1%).

(1) For purposes of this table, beneficial ownership was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Exchange Act. As of November 30, 2002, the Company had 27,914,832 shares of Common Stock issued and outstanding. All shares were owned directly with sole voting and investment power unless otherwise indicated.

(2) As of November 30, 2002, a group comprised of five officers or employees of the Company (Messrs. Ira B. Lampert, Brian F. King, Keith
         L. Lampert, Harlan I. Press and Arthur Zawodny) (collectively, the "MEP Group") beneficially owned, in the aggregate, 1,028,766 shares and options to purchase 2,184,868 shares of Common Stock, or 10.7% of 30,099,700 (the number of shares outstanding on that date plus the number of shares that would have been outstanding if all options held by the members of the MEP Group which were exercisable within 60 days of November 30, 2002 were exercised). Of that total, 598,066 shares and options to purchase 499,000 shares of Common Stock were purchased under the Management Equity Provisions ("MEP") of the Company's 1993 Incentive Plan and are subject to the terms of an Amended and Restated Voting Agreement, dated February 28, 1997, as amended (the "Voting Agreement") pursuant to which MEP shares are voted in accordance with the will of the holders of a majority of the shares governed by the Voting Agreement. The balance of 430,700 shares and options to purchase 1,685,868 shares of Common Stock were purchased or held outside the MEP. See "Certain Relationships and Related Transactions" below. The MEP Group's address is c/o Concord Camera Corp., 4000 Hollywood Boulevard, Presidential Circle - 6th Floor, North Tower, Hollywood, Florida 33021.

(3) Based on information contained in a Schedule 13G dated February 13, 2002 filed by Prudential Financial, Inc., and written representations made to us by Awad Asset Management, Inc. and Royce & Associates, LLC, respectively, as to their beneficial ownership at November 30, 2002.

(4) Represents 1,525,004 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002, 515,700 shares owned, as to all of which Mr. Lampert has sole dispositive power, and 25,000 shares held by a ss.501(c)(3) charitable trust of which Mr. Lampert is a trustee with voting and dispositive power. Since Mr. Lampert is part of the MEP Group, the shares beneficially owned by him are included in footnote (2) above; the MEP Group is deemed to have acquired the shares beneficially owned by any member of the MEP Group described in footnote (2) above.

(5) Includes 50,500 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

(6) Represents 54,500 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002, and 15,000 shares held by the Notra Trading Inc. Profit Sharing Plan & Trust, a retirement plan of which Mr. Gindi is a co-trustee and participant.

(7) Represents: (i) 54,500 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002; and (ii) 84,500 shares held by the Hakman Family Trust, of which Mr. Hakman is a trustee and beneficiary, 30,000 shares held by the Hakman Capital Corporation Profit Sharing Plan and Trust, and 240,000 shares held by a corporation controlled by Mr. Hakman.

(8) Represents 53,750 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

(9) Represents 42,000 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

(10) Represents 322,260 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002 and 191,666 shares owned, as to all of which Mr. King has sole dispositive power. Since Mr. King is part of the MEP Group, the shares beneficially owned by him are included in footnote (2) above; the MEP Group is deemed to have acquired the shares beneficially owned by any member of the MEP Group described in footnote (2) above.

(11) Represents 216,356 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002 and 210,000 shares owned, as to all of which Keith Lampert has sole dispositive power. Since Mr. Lampert is part of the MEP Group, the shares beneficially owned by him are included in footnote (2) above; the MEP Group is deemed to have acquired the shares beneficially owned by any member of the MEP Group described in footnote (2) above.

(12) Includes 45,000 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

(13) Includes 78,665 shares that may be acquired pursuant to stock options exercisable within 60 days of November 30, 2002.

Comparative Stock Performance

The graph and table set forth below compare the cumulative total shareholder return on the Common Stock for the years ended June 30, 1998 through June 29, 2002 with the Nasdaq Stock Market - U.S. Index and a Peer Group Index for the same periods. The Peer Group Index is comprised of the other members of the S.I.C. Code 3860 (Photographic Equipment and Supplies) as listed in the 1999 Nasdaq Stock Market Fact Book. The graph and table assume an investment of $100 in the Common Stock and each index on June 30, 1997 and the reinvestment of all dividends. The stock performance shown is not intended to forecast, and may not be indicative of, future stock performance.







                                [Graph Omitted]






                                                     6/97     6/98     6/99     6/00      6/01      6/02
                                                     ----     ----     ----     ----      ----      ----
         Concord Camera Corp.                         100      233      210    1,670       472       408
         Nasdaq Stock Market - U.S. Index             100      132      189      280       152       103
         Peer Group Index                             100       85       97      139       123       105

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and ten percent (10%) shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership of the Common Stock and any other equity securities with the SEC. Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based on a review of the copies of the reports furnished to us and written representations from our directors and executive officers that no other reports were required, we believe that the Reporting Persons complied with all Section 16(a) filing requirements applicable to them with respect to Fiscal 2002.

Certain Relationships and Related Transactions

Consulting Arrangements with Directors

A corporation controlled by J. David Hakman provided consulting services to us from 1997 to July 2002 pursuant to an engagement agreement entered into on September 25, 1997, as later amended and supplemented (the "Hakman Agreement"). Pursuant to the Hakman Agreement, the Company granted a warrant to purchase up to 260,000 shares of Common Stock at an exercise price of $2.25 per share to a corporation controlled by Mr. Hakman. In October 2000, the corporation exercised the warrant as to all 113,000 shares that had vested up until that time. On September 25, 2002, the corporation exercised the warrant as to another 77,000 shares that were vested and exercisable at that time. The warrant never vested as to the remaining 70,000 shares and expired on September 25, 2002.

Since May 1, 2002, William J. Lloyd has been providing us with consulting services related to the technological aspects of the design, development and manufacture of cameras and other products. As compensation for these consulting services, the Company pays Inwit, Inc., a corporation controlled by Mr. Lloyd, a retainer of $5,000 per month.

Transactions under the Management Equity Provisions of the 1993 Incentive Plan

On August 23, 1995, the Compensation Committee of the Board approved stock purchase awards under the Management Equity Provisions ("MEP") of the Company's 1993 Incentive Plan pursuant to which 1,000,000 shares of Common Stock were made available for purchase by senior management of the Company at a price per share equal to $2.6875 per share (the closing price of the Common Stock on August 23, 1995, adjusted for the two-for-one stock split effective on April 14, 2000) pursuant to binding commitments to be made by such persons by August 31, 1995. The Company received commitments for the purchase of 888,000 shares (the "Purchased Shares"). Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares he had purchased based upon attainment of increases in shareholder value in accordance with the Incentive Plan. If issued, such contingent restricted shares were to vest over a three-year period and were subject to forfeiture prior to vesting under certain conditions.

In November 1995, members of the Company's senior management entered into purchase agreements (the "Purchase Agreements") for the Purchased Shares. Pursuant to the Purchase Agreements, each purchaser executed a full recourse note for the purchase price of such shares (each a "Note"; collectively, the "Notes") and pledged the Purchased Shares as security for the payment of the Note. The Notes bear interest at an annual rate of 6%. Concurrently with the execution of their respective Purchase Agreements and Notes, each purchaser entered into a Voting Agreement pursuant to which each purchaser agreed to vote all of his Purchased Shares and contingent restricted stock in accordance with the determination of the holders of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the purchasers delivered an irrevocable proxy to Ira B. Lampert.

Pursuant to Amendments to each of the Purchase Agreements dated February 28, 1997 (the "Amendments"), the Company was relieved of its obligation to issue any contingent restricted stock. Instead, each participating member of the Company's senior management received, as of December 22, 1996, options to purchase that number of shares of Common Stock (the "Option Shares") equal to the number of Purchased Shares purchased by such person, at an exercise price of $0.9063 per share. The options vested as to 20% of the Option Shares covered thereby as of December 22, 1996, and the balance of the shares covered thereby began vesting December 31, 1996 in equal monthly installments over a four-year period during the term of employment or consultancy. The unvested portion became vested on August 19, 1998 when the average closing price of the Common Stock was at least $2.50 (after adjustment for the stock split effective on April 14, 2000) for 90 consecutive trading days. Concurrently with the Amendments, the Voting Agreement and the irrevocable proxies were amended and restated to include the Option Shares and delete any mention of the contingent restricted stock.

In April 1999, the Board approved a conditional release program whereby the Company agreed to forgive a portion of the indebtedness represented by each Note and concurrently release a proportionate number of Purchased Shares held by the Company as security for payment of the Notes. The debt forgiveness and share release program (the "Release Program") began on May 1, 1999 and will continue on January 1 each year through January 1, 2003. The total principal sum subject to forgiveness under the Release Program is $2,386,500, together with interest owed under the Notes. The debt forgiveness is conditioned upon the person's continued employment with the Company. If a person ceases to be an employee or consultant of the Company prior to full forgiveness of the debt, the principal balance of the Note will immediately become due and payable, including any amounts scheduled to be forgiven at a future date.

As contemplated by the MEP, subsequent to 1995 certain Purchased Shares and the related options were transferred to other eligible members of the Company's senior management upon their execution of the required agreements and Notes. Notes previously delivered to secure payment for such shares were canceled upon delivery of new Notes by current members. The Purchased Shares and options awarded pursuant to the MEP are presently held by Ira B. Lampert, Brian F. King, Keith L. Lampert, Harlan I. Press and Arthur Zawodny.

In January 2000, the Board further provided that a participant in the MEP would have the right to prepay all or any portion of the indebtedness represented by a
Note issued in connection with the purchase of shares, and that the amount so prepaid would be repaid to the participant as deferred compensation at such time as the amount would otherwise have been forgiven in accordance with the Release Program.

The following are the scheduled release dates, and the total amounts that are (or were, as the case may be) to be forgiven* on such dates, under the Release Program.

                                                                        Total Principal            Total Purchased
                                                                     Indebtedness Forgiven       Shares Released or
Releasee                                 Release Dates                 or to be Forgiven           to be Released
--------                        --------------------------------    -----------------------     --------------------
Brian F. King..............     May 1, 1999, and January 1st of          $  430,000*                  160,000
                                2000, 2001, 2002 and 2003
Ira B. Lampert.............     May 1, 1999, and January 1st of          $1,612,500*                  600,000
                                2000, 2001, 2002 and 2003
Keith L. Lampert...........     May 1, 1999, and January 1st of          $  295,625*                  110,000
                                2000, 2001, 2002 and 2003
Harlan I. Press............     January 6, 2000, and January             $   10,750                     4,000
                                1st of 2001, 2002 and 2003
Arthur Zawadny.............     May 1, 1999, and January 1st of          $   37,625*                   14,000
                                2000, 2001, 2002 and 2003

----------
* After the January 1, 2000 release date, the balance of these amounts were repaid in full. Ira B. Lampert, Brian King, Keith Lampert and Arthur Zawodny have each prepaid in full the balance of the debts represented by their Notes and, assuming their continued employment with the Company, will be entitled to receive deferred compensation in lieu of the amounts scheduled to be forgiven under the Release Program.

Employment of Christopher Lampert

Another son of Ira B. Lampert, Christopher Lampert, works for the Company in Hong Kong as a project analyst. In Fiscal 2002, we paid a total of $64,428 for his salary and his housing in Hong Kong. Housing is customarily provided to our employees stationed by the Company in Hong Kong on foreign assignment.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 (Proposal Two)

Ernst & Young LLP ("Ernst & Young"), independent certified accountants, was appointed by the Board to audit the Company's financial statements for Fiscal 2003. This firm has acted as independent auditor for the Company since 1996. A representative of Ernst & Young is expected to attend the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2002 and the reviews of the financial statements in the Company's Forms 10-Q for Fiscal 2002 were approximately $310,000.

All Other Fees

The aggregate fees billed by Ernst & Young for all other services rendered to the Company for Fiscal 2002 were approximately $197,000 for accounting assistance services, merger and acquisition analysis and other non-audit services. There were no fees billed by Ernst & Young for services rendered in connection with the Company's financial information systems design and implementation during Fiscal 2002.

The Board is seeking shareholder approval of its selection of Ernst & Young since it is customary for a public company to obtain shareholder approval of its auditors. If shareholders do not approve the appointment of Ernst & Young as the auditors of the Company for Fiscal 2003 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

The affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting is required for shareholder approval. The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors for the Company for Fiscal 2003.


                               OTHER INFORMATION

Shareholder Proposals for 2004 Annual Meeting

Under the rules of the SEC, any shareholder proposal intended to be presented at the Company's 2004 annual meeting of shareholders must be received by the Secretary of the Company at its executive offices no later than August 15, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

If a shareholder notifies the Company of an intent to present a proposal at the Company's 2004 annual meeting of shareholders less than 60 days before the meeting (and for any reason the proposal is voted on at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Expenses of Solicitation

The cost of this proxy solicitation will be borne by the Company. In addition to the use of the mails, some regular employees of the Company, without additional remuneration, may solicit proxies personally or by telephone or facsimile. The Company will reimburse brokers, dealers, banks, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock.

Other Business

As of the date of this proxy statement, the Board knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the Annual Meeting, or any of its adjournments, the persons named as proxies will vote on such matters in their discretion.


December 11, 2002

                                     PROXY
                              CONCORD CAMERA CORP.
     4000 Hollywood Boulevard, Presidential Circle - 6th Floor, North Tower
                            Hollywood, Florida 33021

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF SHAREHOLDERS - JANUARY 21, 2003

The undersigned hereby appoints Brian F. King, Richard M. Finkbeiner and Harlan I. Press, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") to be held on January 21, 2003, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on December 2, 2002 in accordance with the instructions set forth on this proxy card and, in their discretion, on matters properly brought before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

               |_| PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

  PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.   ELECTION OF DIRECTORS.
     NOMINEES: Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi, J. David Hakman, William J. Lloyd and William J. O'Neill, Jr.

     |_| FOR ALL nominees listed above (except as indicated to the contrary)

     --------------------------------------------------------------------- .
     (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

     |_| WITHHOLD AUTHORITY to vote for all nominees listed above.

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 28, 2003.

            |_|  FOR            |_| AGAINST            |_|  ABSTAIN

If no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.

                                        Dated: ___________________________, 2003


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                               Signature if jointly held



Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.